Garrison Capital Inc. Third Quarter 2019 Earnings Presentation Exhibit 99.1

DISCLAIMER Some of the statements in this presentation constitute forward-looking statements, which relate to future events or our future performance or financial condition. The forward-looking statements contained in this presentation involve risks and uncertainties, including statements as to: our future operating results; changes in political, economic or industry conditions, the interest rate environment or conditions affecting the financial and capital markets, which could result in changes to the value of our assets; our business prospects and the prospects of our current and prospective portfolio companies; the impact of investments that we expect to make; the impact of increased competition; our contractual arrangements and relationships with third parties; the dependence of our future success on the general economy, including general economic trends, and its impact on the industries in which we invest; the ability of our prospective portfolio companies to achieve their objectives; the relative and absolute performance of our investment adviser, including in identifying suitable investments for us; our expected financings and investments; the adequacy of our cash resources and working capital; our ability to make distributions to our stockholders; our ability to complete a strategic transaction on a timely basis, or at all; the effects of legislation and regulations and changes thereto; the timing of cash flows, if any, from the operations of our prospective portfolio companies; and the impact of future acquisitions and divestitures. We use words such as “anticipates,” “believes,” “expects,” “intends” and similar expressions to identify forward-looking statements. Actual results could differ materially from those anticipated in our forward-looking statements for any reason, and future results could differ materially from historical performance. We have based the forward-looking statements included in this presentation on information available to us on the date of this presentation, and we assume no obligation to update any such forward-looking statements. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that we may make directly to you or through reports that we have filed or in the future may file with the U.S. Securities and Exchange Commission, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

FINANCIAL RESULTS

QUARTERLY EARNINGS

($ in thousands, except per share data)	Q3 2019	Q2 2019	Q1 2019	Q4 2018	Q3 2018
Total investment income	$ 9,713	$ 10,704	$ 10,229	$ 9,561	$ 9,312
Total expenses	6,290	7,230	6,982	6,401	5,578
Net investment income	**3,423**	**3,474**	**3,247**	**3,160**	**3,734**
Net realized gain/(loss) on investments	151	(2,365)	(7,133)	13	(27)
Net change in unrealized (loss)/gain on investments	(20,040)	284	6,296	(8,886)	(2,220)
Loss on refinancing of debt	-	-	-	(2,218)	-
Net (decrease)/increase in net assets resulting from operations	**(16,466)**	**1,393**	**2,410**	**(7,931)**	**1,487**
Net investment income per share	0.21	0.22	0.20	0.20	0.23
Net realized/unrealized losses from investments per share	(1.24)	(0.13)	(0.05)	(0.56)	(0.14)
Loss on refinancing of debt per share	-	-	-	(0.14)	-
Net (losses)/earnings per share	**(1.03)**	**0.09**	**0.15**	**(0.50)**	**0.09**
Dividends declared per common share	0.23	0.23	0.23	0.23	0.28
Net asset value per share	**9.04**	**10.30**	**10.44**	**10.52**	**11.25**

EARNINGS OVERVIEW

- Earned net investment income of $0.21 per share for the third quarter of 2019, which was lower than prior quarter due to:
  - Lower interest income primarily driven by a lower interest-bearing portfolio and a decrease in LIBOR; this was offset by
  - Lower interest expense also driven by lower average debt outstanding and a lower LIBOR; as well as
  - Reduced expenses due to not earning an incentive fee and lower general and administrative expenses during the quarter
- Net realized and unrealized losses on investments totaled $19.9 million, or $1.24 per share, for the third quarter 2019 due to:
  - $18.9 million of negative credit-related adjustments from our investments in GIG Co Holdings, LLC (fka Confluence Outdoor, LLC), Gold Coast Bakeries, LLC, HRI Holding Corp. and four syndicated investments; and
  - A net $1.0 million of negative market-related fair value adjustments across the remaining portfolio
- Declared a Q4 2019 dividend of $0.15 per share payable on December 20, 2019 to shareholders of record as of December 6, 2019

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INVESTMENT PORTFOLIO

PORTFOLIO HIGHLIGHTS

- As of September 30, 2019, our total portfolio comprised of 123 investments across 104 portfolio companies which included total par outstanding on our debt investments of $474.7 million with a weighted average yield at amortized cost of 8.5%
- Total new par additions totaled $28.3 million across 10 new portfolio companies at a weighted average yield at cost of 8.2% during Q3 2019
- Total repayments and sales totaled $34.7 million across 6 portfolio companies at a weighted average yield at cost of 8.2% during Q3 2019
- Non-accrual assets increased to 6.5% and 4.9% of the debt portfolio at amortized cost and fair value, respectively

PORTFOLIO ACTIVITY TREND

Par ($ in millions)	Q3 2019	Q2 2019(1)	Q1 2019	Q4 2018	Q3 2018	Quarterly Average
Originations	$ -	$ -	$ 6.6	$ -	$ 7.8	$ 2.9
Club deals	6.9	4.4	14.5	57.7	7.1	18.1
Purchases	18.5	2.6	20.3	21.5	12.9	15.2
Follow-on investments to existing portfolio companies	2.9	17.6	17.2	35.9	23.3	19.3
Total additions	**28.3**	**24.6**	**58.6**	**115.1**	**51.1**	**55.5**
Less: Total repayments/sales	**(34.7)**	**(19.3)**	**(37.3)**	**(34.1)**	**(68.2)**	**(38.7)**
Net (repayments)/additions	**$ (6.4)**	**$ 5.3**	**$ 21.3**	**$ 81.0**	**$ (17.1)**	**$ 16.8**

Summary	Q3 2019	Q2 2019(1)	Q1 2019	Q4 2018	Q3 2018	Quarterly Average
Investments made to new portfolio companies	10	2	10	19	10	10
Weighted average yield of total additions(2)	8.2%	8.5%	8.4%	8.5%	8.5%	8.4%
Full repayments/sales from existing portfolio companies	6	1	4	3	4	4
Weighted average yield of total repayments/sales(2)	8.2%	7.5%	8.1%	10.1%	11.0%	9.0%

(1) Excludes the non-cash debt-to-equity restructuring of our investment in GIG Co Holdings, LLC (fka Confluence Outdoors, LLC) in Q2 2019
(2) Represents the weighted average yield at amortized cost and is comprised of the income earned from the all-in interest rate plus the accretion of any original issue discount or premium as of the balance sheet date to par at each investments contractual maturity date, excluding the effect of any scheduled principal amortization payments. For those investments valued based on an estimated recovery rate, the weighted average yield calculation is based on redeeming the investment at the current expected recovery rate rather than at par. Calculation excludes consumer loan portfolio investment, unfunded revolvers, debt investments placed on non-accrual and equity investments

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PORTFOLIO TRENDS

$ in millions, Percentages based on fair value unless otherwise noted*	Q3 2019	Q2 2019	Q1 2019	Q4 2018	Q3 2018
Portfolio Summary:					
Total portfolio, at fair value	$ 459.8	$ 486.7	$ 480.9	$ 454.0	$ 383.0
Total number of portfolio companies	104	100	99	93	77
Total number of investments	123	119	119	118	98
Average size of debt investments	$ 4.2	$ 4.5	$ 4.6	$ 4.6	$ 4.6
Weighted average price of debt investments	95.1	97.1	97.0	95.7	97.2
Portfolio Yields:(1)					
Weighted average yield on debt investments at amortized cost(2)	8.5%	8.9%	8.9%	9.1%	9.2%
Weighted average yield on debt investments at fair value(2)	9.2%	9.6%	9.4%	10.2%	9.6%
Weighted average yield on total portfolio at amortized cost	7.6%	8.5%	8.4%	8.5%	8.7%
Weighted average yield on total portfolio at fair value	8.4%	9.3%	9.1%	9.9%	9.1%
Portfolio Structure:					
First lien senior secured debt investments	98.1%	96.1%	98.4%	98.3%	97.6%
Equity and other investments	1.9%	3.9%	1.6%	1.7%	2.4%
Floating rate debt investments	100.0%	99.9%	99.8%	99.7%	99.6%
Fixed rate debt investments	0.0%	0.1%	0.2%	0.3%	0.4%
Portfolio Sourcing:					
Originated(3)	22.9%	23.1%	24.9%	25.3%	29.9%
Club(4)	39.0%	39.1%	41.3%	37.8%	35.0%
Purchased(5)	38.1%	37.8%	33.8%	36.9%	35.1%
Portfolio Credit Quality:					
Performing debt investments	95.1%	99.3%	97.1%	99.5%	99.3%
Non-accrual debt investments	4.9%	0.7%	2.9%	0.5%	0.7%
Weighted average debt / EBITDA of our portfolio companies(2)(6)	4.1x	3.9x	3.9x	3.8x	3.7x
Weighted average risk rating of our debt investments	2.4	2.3	2.4	2.4	2.3

(1) Weighted average yield represents the portfolio's return from the all-in interest rate plus the annualized accretion income from (i) any original issue discount or premium when calculating weighted average yield at amortized cost and (ii) any market discount or premium when calculating weighted average yield at fair value as of the balance sheet date to par at each investments contractual maturity date, excluding the effect of any scheduled principal amortization payments. For those investments valued based on an estimated recovery rate, the weighted average yield calculation is based on redeeming the investment at the current expected recovery rate rather than at par

(2) Calculation excludes consumer loan portfolio investment, unfunded revolvers, debt investments placed on non-accrual and equity investments

(3) Originated positions include investments where we have sourced and led the execution of the deal

(4) Club positions include debt investments with a total tranche size less than $250.0 million where we provide direct lending to a borrower with a small number of other lenders but do not lead the deal

(5) Purchased positions include debt investments with a total tranche size greater than $250.0 million that was sourced from a bank loan syndication or the secondary market

(6) Excludes first-lien debt investments which were valued by performing a liquidation analysis of the underlying assets which serve as collateral for those loans

* Table as of each respective quarter end and excludes investments with a fair value of zero from all figures except for the total number of portfolio companies and total number of investments

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Liquidity available in SBIC Subsidiary Liquidity available in CLO Subsidiary Liquidity available in GARS ($ in millions) $80.0 $60.0 $40.0 $20.0 $- $28.0 $34.5 $41.0 $66.8 $50.4 Weighted Average Cost of Funds Q3 2019 Q2 2019 Q1 2019 Q4 2018 Q3 2018 Our U.S. GAAP debt to equity ratio was 2.31x while our regulatory debt to equity ratio was 1.87x(1) as of September 30, 2019 As of September 30, 2019, there was $5.8 million of undrawn SBIC Debentures and our $25.0 million CLO Revolver was fully undrawn Given our regulatory debt to equity ratio of 1.87x(1), our availability to incur additional leverage has been significantly reduced to $9.8 million to remain in compliance with our regulatory asset coverage requirement Weighted average cost of funds decreased to 4.1% as of September 30, 2019 from 4.4% as of June 30, 2019 based on a decline in LIBOR and a lower average debt outstanding during the quarter PORTFOLIO LEVERAGE & CAPITAL STRUCTURE LIQUIDITY & CAPITAL STRUCTURE PORTFOLIO LEVERAGE Regulatory debt to equity ratio excludes SBIC leverage and unfunded commitments ($ in millions) Weighted Average 4.1% 4.4% 4.5% 4.4% 4.8% Cost of Funds

Assets September 30, 2019 June 30, 2019 Variance ($ in thousands, except per share data) (unaudited) (unaudited) $ % Investments, at fair value $ 459,843 $ 486,705 (26,862) -5.5% Cash and cash equivalents 1,134 853 281 32.9% Cash and cash equivalents, restricted 16,333 29,131 (12,798) -43.9% Due from counterparties 79 2,219 (2,140) -96.4% Due from affiliate 43 - 43 N/A Accrued interest receivable 3,219 3,312 (93) -2.8% Other assets 1,061 1,465 (404) -27.6% Total assets 481,712 523,685 (41,973) -8.0%           Liabilities         Debt 330,607 347,172 (16,565) -4.8% Due to counterparties 1,472 5,895 (4,423) -75.0% Payables to affiliates 2,191 2,503 (312) -12.5% Accrued interest payable 1,462 2,169 (707) -32.6% Accrued expenses and other payables 804 613 191 3.2% Total liabilities 336,536 358,352 (21,816) -6.1% Total net assets 145,176 165,333 (20,157) -12.2% Total liabilities and net assets 481,712 523,685 (41,973) -8.0% Net asset value per share $ 9.04 $ 10.30 $ (1.26) -12.2% COMPARATIVE STATEMENT OF FINANCIAL CONDITION

  Three Months Ended     Investment income September 30, 2019 June 30, 2019 Variance ($ in thousands, except per share data) (unaudited) (unaudited) $ % Interest income $ 9,283 $ 9,796 (513) -5.2% Payment-in-kind 219 791 (572) -72.3% Other income 211 117 94 80.3% Total investment income 9,713 10,704 (991) -9.3% Expenses         Interest expense 3,625 3,860 (235) -6.1% Management fee 1,652 1,680 (28) -1.7% Incentive fee - 543 (543) -100.0% Professional fees 289 308 (19) -6.2% Directors' fees 76 77 (1) -1.3% Administrator expenses 323 329 (6) -1.8% Other expenses 325 433 (108) -24.9% Total expenses 6,290 7,230 (940) -13.0% Net investment income 3,423 3,474 (51) -1.5%           Realized and unrealized losses         Net realized gains/(losses) on investments 151 (2,365) 2,516 106.4% Net change in unrealized (losses)/gains on investments (20,040) 284 (20,324) N/M Net realized and unrealized losses (19,889) (2,081) (17,808) N/M Net (decrease)/increase in net assets resulting from operations (16,466) 1,393 (17,859) N/M Net investment income per common share $ 0.21 $ 0.22 $ (0.01) -4.5% Basic (losses)/earnings per common share $ (1.03) $ 0.09 $ (1.12) N/M Basic weighted average common shares outstanding 16,049,352 16,049,352 - - Dividends and distributions declared per common share $ 0.23 $ 0.23 $ - - COMPARATIVE STATEMENT OF QUARTERLY OPERATING RESULTS

GARRISON CAPITAL INC. 1290 Avenue of the Americas, 9th Floor New York, NY 10104 Tel: 212-372-9590 Fax: 212-372-9525 Contact Information CONTACT INFORMATION